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                                                                   EXHIBIT 10.11

                              AMENDMENT TO LEASE #2

      In connection with a lease currently in effect between the parties at 233, 234, 236, 238, 240 and 252 West Cummings Park, Woburn , Massachusetts, executed on March 10, 1995 and terminating February 28, 2004, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Anika Therapeutics, Inc., LESSEE, hereby agree to amend said lease as follows:

1. * The size of the leased premises is hereby increased by approximately 5,600 square feet, from approximately 24,970 square feet, to a new total of approximately 30,570 square feet with the addition of 254 West Cummings Park.

2. In consideration of this expansion, Section 10 of the Lease Extension dated November 23, 1998 is hereby deleted and of no further force or effect.

3. LESSEE agrees to take possession of 254 West Cummings Park in "as is" condition.

4. The parties acknowledge and agree that 254 West Cummings Park is presently under lease to a third party whose lease terminates on or about December 30, 1999. Upon full execution of this amendment and full payment of the increased security deposit provided in Section 5 below, LESSOR will use reasonable efforts to obtain possession of said premises from the existing tenant prior to the termination of its lease. In the event that LESSOR fails for any reason to deliver possession of said premises by the effective date of this amendment, LESSEE may deduct $6,838.97 from each monthly rental payment (to be apportioned for any partial month's occupancy following delivery of possession) until such time as LESSOR delivers possession of said premises to LESSEE. This rent deduction shall be LESSEE's sole remedy for any delay in delivery of said premises.

5. * The Security Deposit is hereby increased by $7,200 from $59,500 to a new total of $67,200. LESSEE shall pay this increase upon LESSEE's execution of this amendment.

6. * LESSOR authorizes LESSEE, at LESSEE's sole expense, to use one double-faced panel of the lighted cluster sign in the landscaped area on Washington Street as shown on the attached plan. LESSEE shall supply and install the sign panels at LESSEE's sole expense, with LESSOR's prior written approval as to content, materials, colors and graphics.

7. * LESSEE shall also be responsible for a proportionate share of the charge for any repairs to said sign and for obtaining any necessary permits, licenses and government approvals in connection with the sign (other than the initial building permit). LESSEE shall also pay for LESSEE's ongoing use of said sign and for LESSEE's share of electricity, relamping and cleaning charges for said sign as provided in the rent increase below.


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8.    LESSOR may elect to terminate LESSEE's use of said sign for any reason or no reason at all by serving LESSEE with 15 days prior written notice to that effect at any time during the term of this lease. In such event, the annual base rent for the then remaining term of the lease shall be decreased by $1,759.53 and Section 10 below shall be deleted and of no further force or effect.

9. * LESSOR shall have the right to relocate LESSEE's sign panels within the same cluster sign or to another cluster sign on Washington Street at any time during the term of this lease.

10. Notwithstanding monthly rent as provided below, LESSEE may deduct $75 per month from each monthly rental payment due from September 1, 1999, through February 28, 2004 (only), provided LESSEE is not in default of the lease or in arrears of any rent or invoice payments.

11. * LESSOR represents that Cummings Properties, LLC has succeeded to all interests of Cummings Properties Management, Inc. as LESSOR.

      This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $83,867.69 annually, from a total of $365,936.31 to a new annual total of $449,804.00 or $37,483.66 per month, annual base rent for purposes of computing any future escalations thereon shall be $439,691.10. This amendment shall be effective September 1, 1999 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

      In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 27th day of September, 1999.

LESSOR:    CUMMINGS PROPERTIES,          LESSEE:  ANIKA THERAPEUTICS, INC.
           LLC

By: /s/ DOUGLAS STEPHENS                 By: /s/ SEAN MORAN
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              Executive Vice President       Sean Moran                04/99